VOYA LETTERHEAD

LAW/PRODUCT FILING UNIT

ONE ORANGE WAY, C2N

WINDSOR, CT 06095-4774

J. NEIL MCMURDIE

SENIOR COUNSEL

PHONE:  (860) 580-2824  |  EMAIL:  NEIL.MCMURDIE@VOYA.COM

May 7, 2015

Securities and Exchange Commission

100 F Street, NE

Washington, DC 20549

Attention: Filing Desk	BY EDGARLINK

Re:	Voya Retirement Insurance and Annuity Company Prospectus Title: Voya Select Rate File No.: 333-203610 Rule 424(b)(3) Filing

Ladies and Gentlemen:

Submitted for filing pursuant to Rule 424(b)(3) under Securities Act of 1933, as amended (the “1933 Act”), is the Prospectus dated May 1, 2015 for Voya Retirement Insurance and Annuity Company. This filing contains non-material information that is not set forth in the Registration Statement on Form S-3, as filed with the Securities and Exchange Commission on April 24, 2015, and declared effective on May 1, 2015.

If you have any questions regarding this submission, please call the undersigned at (860) 580-2824.

Sincerely,

/s/ J. Neil McMurdie

J. Neil McMurdie

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